EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                           Ratios of Earnings to Fixed Charges
                                  (Dollars in millions)

                                                 Three Months Ended
                                                        March 31,

                                                     2004    2003
                                                     ----    ----
EARNINGS
--------
Income Before Income Taxes                         $  473  $  451
Fixed Charges, Excluding Interest
  on Deposits                                          70      54
                                                   ------  ------

Income Before Income Taxes and Fixed
  Charges Excluding Interest on Deposits              543     505
Interest on Deposits                                  118     146
                                                   ------  ------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits          $  661  $  651
                                                   ======  ======

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                                      $   55  $   44
One-Third Net Rental Expense*                          15      10
                                                   ------  ------
Total Fixed Charges, Excluding Interest
  on Deposits                                          70      54
Interest on Deposits                                  118     146
                                                   ------  ------
Total Fixed Charges, Including Interest
  on Deposits                                      $  188  $  200
                                                   ======  ======

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                       7.76x   9.35x
Including Interest on Deposits                       3.52    3.26



*The proportion deemed representative of the interest factor.